Exhibit 17.1
ISSUER OF GUARANTEED SECURITIES

Each of the following series of guaranteed notes subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 has been issued by Coca-Cola FEMSA and remain outstanding:

Security	Issuer	Guarantor
2.750% Senior Notes due 2030	Coca-Cola FEMSA, S.A.B. de C.V.
Propimex, S. de R.L. de C.V.
Comercializadora La Pureza de Bebidas, S. de R.L. de C.V.
Grupo Embotellador Cimsa, S. de R.L. de C.V.
Refrescos Victoria del Centro, S. de R.L. de C.V.
Yoli de Acapulco, S. de R.L. de C.V.
Controladora Interamericana de Bebidas, S. de R.L. de C.V.

1.850% Senior Notes due 2032	Coca-Cola FEMSA, S.A.B. de C.V.
Propimex, S. de R.L. de C.V.
Comercializadora La Pureza de Bebidas, S. de R.L. de C.V.
Grupo Embotellador Cimsa, S. de R.L. de C.V.
Refrescos Victoria del Centro, S. de R.L. de C.V.
Yoli de Acapulco, S. de R.L. de C.V.
Controladora Interamericana de Bebidas, S. de R.L. de C.V.

5.250% Senior Notes due 2043	Coca-Cola FEMSA, S.A.B. de C.V.
Propimex, S. de R.L. de C.V.
Comercializadora La Pureza de Bebidas, S. de R.L. de C.V.
Grupo Embotellador Cimsa, S. de R.L. de C.V.
Refrescos Victoria del Centro, S. de R.L. de C.V.
Yoli de Acapulco, S. de R.L. de C.V.
Controladora Interamericana de Bebidas, S. de R.L. de C.V.